Exhibit 10.5

Putnam letterhead

October 21, 2013

Global Eagle Entertainment Inc.

4353 Park Terrace Drive

Westlake Village, California 91361

To Whom It May Concern:

Putnam Investment Management, LLC (“PIM”) is the investment manager to Putnam Capital Spectrum Fund (“Capital Spectrum”) and Putnam Equity Spectrum Fund (“Equity Spectrum”), both series of Putnam Funds Trust, a Massachusetts business trust. Capital Spectrum and Equity Spectrum hold shares of common stock, $0.0001 par value per share (“Shares”), of Global Eagle Entertainment Inc. (“Global Eagle”). In addition, other funds, entities or accounts sponsored or managed on a discretionary basis by PIM, Putnam Investments Limited or The Putnam Advisory Company, LLC and other officers, directors, and/or employees of PIM, Putnam Investments Limited, or The Putnam Advisory Company, LLC (collectively, “Other Putnam Investors”) may own or acquire securities issued by Global Eagle.

In the event that Shares of Global Eagle, together with any other securities issued by Global Eagle that constitute “voting securities” (as defined below) (”Global Eagle Voting Securities”), confer “voting rights” (as defined below) (“Global Eagle Voting Rights”), in each case exercisable by Capital Spectrum, Equity Spectrum, and any Other Putnam Investors, exceeding, in the aggregate, 4.99% of the total voting rights exercisable by outstanding Global Eagle Voting Securities (the portion of the Global Eagle Voting Securities held by Capital Spectrum, Equity Spectrum, and Other Putnam Investors that confer Global Eagle Voting Rights exceeding 4.99% of all voting rights exercisable by outstanding Global Eagle Voting Securities being referred to as the “Excess Voting Securities”), Capital Spectrum, Equity Spectrum, and PIM (on behalf of each Other Putnam Investor) agree to forego and to waive any and all voting rights they may have in respect of the Excess Voting Securities and any additional Global Eagle Voting Securities (“Additional Voting Securities”) so that Global Eagle Voting Rights exercisable by Capital Spectrum, Equity Spectrum, and Other Putnam Investors in the aggregate do not confer voting rights exceeding 4.99% of total voting rights exercisable by all outstanding Global Eagle Voting Securities after subtracting from such total voting rights, in the calculation of the total number of Global Eagle Voting Rights deemed to be outstanding, all Global Eagle Voting Rights exercisable by Excess Voting Securities, Additional Voting Securities and any other Global Eagle Voting Securities held by other securityholders of Global Eagle who have waived any or all voting rights. (In respect of PIM’s agreement on behalf of Other Putnam Investors, PIM has or will obtain authority from each such other Putnam Investor to agree to the foregoing waiver on behalf of the Other Putnam Investor.) The voting rights so foregone and waived will be apportioned among Capital Spectrum, Equity Spectrum, and Other Putnam Investors on a pro rata basis based upon their relative Share holdings in Global Eagle at the time of the exercise of any vote. For purposes of this agreement, “voting rights” are rights to vote for the election or removal of Global Eagle’s directors, or rights deemed to be equivalent to the right to vote for the election or removal of a director, under applicable interpretations of the term “voting security” under the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or its staff.

This agreement to forego and waive voting rights is irrevocable with respect to Capital Spectrum, Equity Spectrum, and any Other Putnam Investor that is an investment company registered under the Investment Company Act of 1940, as amended, and is irrevocable with respect to Other Putnam Investors until such time as Capital Spectrum, Equity Spectrum, and any Other Putnam Investor that is an investment company registered under the Investment Company Act of 1940, as amended, is no longer an owner of any Shares in Global Eagle, at which time this agreement will expire and the remaining Other Putnam Investors will be entitled to any and all voting rights pertaining to their Shares. It is the intention of the undersigned that this letter be interpreted broadly to effect the desire that the Excess Shares and Additional Shares be identical to that of a separate non-voting class.

A copy of the Agreement and Declaration of Trust of each of the Putnam Funds is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets or property of each Putnam Fund with respect to its obligations hereunder. Furthermore, notice is given that the assets and liabilities of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint and are binding only on the assets or property of each series with respect to its obligations hereunder. In addition, although multiple Putnam Funds may be party hereto, each Putnam Fund is entering into this instrument individually (and not jointly or jointly and severally) and is not liable for any matter relating to any other Putnam Fund.

Very truly yours,

Putnam Investment Management, LLC

For itself and as investment manager for Putnam Capital Spectrum Fund and Putnam Equity Spectrum Fund, each a series of Putnam Funds Trust

By:	/s/ Brian Lendhardt
Brian Lenhardt, Authorized Person

Accepted and Agreed to:

Global Eagle Entertainment Inc.

By:	/s/ Michael Pigott
Michael Pigott

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